EXHIBIT 99.1
PRESS RELEASE

Cabot Microelectronics Corporation Reports Record Revenue for Fourth Quarter and Full Fiscal Year 2019

Fourth Fiscal Quarter
•Record Revenue of $278.6 Million, $121.9 Million, or 77.8% Higher Than Last Year; Pro Forma Revenue was Essentially Flat Compared with Last Year1

•Net Loss of $20.2 Million, $68.5 Million Lower Than Last Year; Adjusted Pro Forma Net Income of $49.8 Million, $1.1 Million, or 2.2% Lower Than Last Year1

•Reported Net Loss Includes a Non-Cash Impairment Charge of $67.4 Million2, or $50.3 Million After Tax, Associated with Management’s Decision to Cease Future Investments in KMG-Bernuth Wood Treatment Business

•Loss Per Share of $0.70, $2.54 Lower Than Last Year; Adjusted Pro Forma Diluted Earnings Per Share of $1.68, $0.05, or 2.9% Lower Than Last Year1

•Adjusted Pro Forma EBITDA of $85.3 Million, $1.4 Million, or 1.6% Lower Than Last Year1; Adjusted Pro Forma EBITDA of 30.6% of Revenue, 50 Basis Points Lower Than Last Year

Full Fiscal Year 2019

•Record Revenue of $1,037.7 Million, $447.6 Million, or 75.8% Higher Than Last Year; Pro Forma Revenue of $1,099.7 Million was $36.1 Million, or 3.4% Higher Than Last Year1

•Net Income of $39.2 Million, $70.8 Million, or 64.4% Lower Than Last Year; Adjusted Pro Forma Net Income of $198.4 Million, $17.0 Million, or 9.4% Higher Than Last Year1

•Diluted Earnings Per Share of $1.35, $2.84, or 67.8% Lower Than Last Year; Adjusted Pro Forma Diluted Earnings Per Share of $6.72, $0.57, or 9.3% Higher Than Last Year1

•Adjusted EBITDA of $333.4 Million; Adjusted Pro Forma EBITDA of $345.4 Million, $34.4 Million, or 11.0% Higher Than Last Year1; Adjusted Pro Forma EBITDA of 31.4% of Revenue, 220 Basis Points Higher Than Last Year

•Expecting Full Year Fiscal 2020 Adjusted EBITDA Between $350 Million and $380 Million

AURORA, IL, November 17, 2019 – Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies, today reported financial results for its fourth quarter and full fiscal year 2019, which ended September 30, 2019.

Key Highlights

The company delivered record revenue of $278.6 million in the fourth fiscal quarter, essentially flat compared with the pro forma revenue in the same quarter last year. The year-over-year revenue growth in CMP pads, electronic chemicals and pipeline performance products offset lower CMP slurries revenue due to semiconductor industry softness. Adjusted pro forma EBITDA was $85.3 million, or 30.6% of revenue, in the quarter. Full year revenue was a record $1,037.7 million, $447.6 million, or 75.8% higher than last year primarily due to the company’s acquisition of KMG Chemicals, Inc. (“KMG”), and growth of its CMP pads business. The company generated $177.1 million in cash flow from operations during the year, and had $188.5 million of cash on hand and $941.8 million in total debt as of September 30, 2019. The company has made a decision to focus its future capital investments on high-growth businesses complementary to its core, and to cease future investments in the KMG-Bernuth wood treatment business; thus, it recorded a non-cash impairment charge of $67.4 million2, or $50.3 million after-tax.

“We are proud of another year of record results for our company,” said David Li, President and CEO of Cabot Microelectronics Corporation. “We completed the largest acquisition in our history, which broadened our product portfolio and geographic reach, and nearly doubled our size. With some signs of stabilization in the semiconductor industry and continued robust demand for our pipeline performance products, we look forward to another year of strong performance in fiscal 2020, and remain optimistic about the bright future for our company with continued growth expectations for our revenue and profitability.”

1 Adjusted pro forma results, including adjusted pro forma gross margin, adjusted pro forma net income, adjusted pro forma EBITDA and adjusted pro forma diluted EPS, are considered as non-GAAP financial measures by the U.S. Securities and Exchange Commission (SEC). These adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”) had been consummated on October 1, 2017, and exclude the impact of non-recurring acquisition and integration related costs, acquisition-related amortization expenses, the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act, the effect of asset impairment and restructuring charges related to the company’s wood treatment business (recorded in fourth quarter of fiscal 2019), and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama (recorded in third and fourth quarters of fiscal 2019). See “Use of Certain GAAP and Non-GAAP Adjusted Pro Forma Financial Information” below for more information about these measures. In addition, reconciliations of these non-GAAP measures to their most comparable GAAP measures and reconciliations of selected pro forma financial information to adjusted pro forma financial information are included in the financial statements portion of this press release.
2 Asset impairment charge for the KMG-Bernuth wood treatment business is preliminary and subject to finalization of impairment analysis and control procedures.

Key Financial Information for Fourth Quarter of Fiscal 2019

•Revenue was $278.6 million, which is $121.9 million, or 77.8% higher than the revenue reported in the same quarter last year. Pro forma revenue was essentially flat compared to the same quarter last year as revenue growth in CMP pads, electronic chemicals and pipeline performance products offset lower CMP slurries revenue. Electronic chemicals revenue benefited from growth in advanced logic while CMP pads continued to gain traction with customers. CMP slurries revenue declined due to soft semiconductor industry demand, primarily from memory customers.

•Net loss for the quarter was $20.2 million, which is $68.5 million lower than in the same quarter last year. Excluding the impact of acquisition-related amortization and integration expenses, additional cleanup costs related to a wood treatment business warehouse fire in Tuscaloosa, Alabama, which occurred in the third quarter of fiscal 2019, and the asset impairment and restructuring charges related to the wood treatment business, adjusted pro forma net income was $49.8 million, which is $1.1 million, or 2.2%, lower than in the prior year.

•Loss per share was $0.70 this quarter, which is $2.54 lower than in the fourth quarter of fiscal 2018. Adjusted pro forma EPS was $1.68, which is $0.05, or 2.9%, lower than in the same quarter last year.

•Adjusted pro forma EBITDA was $85.3 million, which is $1.4 million, or 1.6%, lower than in the same quarter last year, primarily due to lower gross margin, which was partially offset by lower selling, general and administrative expenses. Adjusted pro forma EBITDA margin for the quarter was 30.6%, compared to 31.1% in the same quarter last year.

Electronic Materials – Revenue was $217.5 million, which is $8.0 million, or 3.6%, lower than pro forma revenue in the same quarter last year. CMP pads and electronic chemicals delivered results that were 1.8% and 1.5% higher, respectively, than in the same quarter last year. CMP slurries revenue declined 7.7% from last year’s quarter, primarily due to softer industry conditions and lower demand from memory customers. The Electronic Materials segment adjusted EBITDA was $74.3 million, or 34.2% of revenue.

Performance Materials – Revenue was $61.2 million for the quarter, which is $7.8 million, or 14.7%, higher than pro forma revenue in the prior year’s quarter. The increase was driven by higher revenue from pipeline performance products, which was partially offset by a decline in QED revenue. The Performance Materials segment adjusted EBITDA was $28.2 million, or 46.1% of revenue.

Asset Impairment Charge
During the quarter, the company made a decision to further focus its future capital investments on high-growth core businesses such as pipeline performance products, CMP slurries and pads and electronic chemicals. As a result, it has decided to cease future investment in the wood treatment business and not construct a new production facility to replace operations in Matamoros, Mexico and Tuscaloosa, Alabama. The company is considering various options regarding this business. This decision has triggered a non-cash impairment charge of $67.4 million, or $50.3 million after tax, that negatively impacted fourth fiscal quarter and full year reported results; this amount is preliminary and subject to finalization of procedures.

Key Financial Information for Full Fiscal Year 2019
•Revenue was $1,037.7 million, which is $447.6 million, or 75.8% higher than the revenue reported in fiscal year 2018. Pro forma revenue of $1099.7 million was $36.1 million, or 3.4%, higher compared to last year. Results benefited from revenue growth in CMP pads and pipeline performance products, but were offset by lower CMP slurries revenue. CMP slurries revenue declined due to soft semiconductor industry demand, primarily from memory and foundry customers.

•Net income was $39.2 million, which is $70.8 million, or 64.4% lower than in fiscal year 2018. Excluding the impact of acquisition-related amortization and integration expenses, an adjustment related to newly issued final regulations for the tax act, additional cleanup costs related to the wood treatment business warehouse fire in Tuscaloosa, Alabama, and the asset impairment and restructuring charges related to the wood treatment business, adjusted pro forma net income was $198.4 million, which is $17.0 million, or 9.4%, higher than in the prior year.
•Diluted EPS was $1.35, which is $2.84, or 67.8% lower than in fiscal year 2018. Adjusted pro forma EPS was $6.72, which is $0.57, or 9.3%, higher than last year.

•Adjusted pro forma EBITDA was $345.4 million, which is $34.4 million, or 11.0% higher than in fiscal year 2018, primarily due to lower selling, general and administrative expenses. Adjusted pro forma EBITDA margin was 31.4%.

Guidance for First Quarter and Full Fiscal Year 2020

For the first quarter of fiscal 2020, the company currently expects total revenue to be approximately flat compared to the company’s revenue for the fourth quarter of fiscal 2019. Electronic Materials revenue is expected to be approximately flat sequentially and Performance Materials revenue is expected to be approximately flat to up low single digits sequentially.

The company currently expects full fiscal year 2020 adjusted EBITDA to be between $350 million and $380 million. Additional current expectations are provided on slide 10 in the related slide presentation.

RELATED SLIDE PRESENTATION
A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

Cabot Microelectronics Corporation’s quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Monday, November 18. The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (844) 825-4410. Callers outside the U.S. may dial (973) 638-3236. The conference code for the call is 1096337. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 1,900 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED PRO FORMA FINANCIAL INFORMATION

The company presented the following measures considered as non-GAAP by the SEC: adjusted pro forma EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted pro forma EBITDA margin, adjusted pro forma net income and adjusted pro forma diluted earnings per share. These adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”), had been consummated on October 1, 2017 and exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act, the effect of asset impairment and restructuring charges related to the company’s wood treatment business, and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama. The non-GAAP adjusted pro forma financial information provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP adjusted pro forma financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act, KMG acquisition and integration-related expenses, the effect of asset impairment and restructuring charges related to the company’s wood treatment business, certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama, and acquisition-related amortization expenses are not indicative of its core operating results, and thus presents these certain metrics excluding these effects. The presentation of non-GAAP adjusted pro forma financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures and reconciliations of pro forma financial information to adjusted pro forma financial information are included in the financial statements portion of this press release.

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact this measure have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.
Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; divestment or disposition, or cessation of investment in certain, of the Company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; competitive landscape; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“tax act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford

Corporate Relations Director
Cabot Microelectronics Corporation
(630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Year Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue	$278,645	$271,882	$156,729	$1,037,696	$590,123

Cost of sales	165,535	156,492	72,383	595,043	276,018

Gross profit	113,110	115,390	84,346	442,653	314,105

Operating expenses:

Research, development & technical	12,698	12,191	13,372	51,707	51,950

Selling, general & administrative	50,663	50,959	26,986	213,078	102,037

Asset impairment charges	67,372	—	—	67,372	—

Total operating expenses	130,733	63,150	40,358	332,157	153,987

Operating income (loss)	(17,623)	52,240	43,988	110,496	160,118

Interest expense	12,703	12,757	102	45,681	2,905

Interest income	342	417	1,161	2,346	4,409

Other income (expense), net	(1,158)	(472)	(24)	(4,055)	89

Income (loss) before income taxes	(31,142)	39,428	45,023	63,106	161,711

Provision for income taxes (benefit)	(10,899)	20,550	(3,195)	23,891	51,668

Net income (loss)	$(20,243)	$18,878	$48,218	$39,215	$110,043

Basic earnings (loss) per share	$(0.70)	$0.65	$1.89	$1.37	$4.31

Weighted average basic shares outstanding	29,084	29,064	25,520	28,571	25,518

Diluted earnings (loss) per share	$(0.70)	$0.64	$1.84	$1.35	$4.19

Weighted average diluted shares outstanding	29,084	29,568	26,213	29,094	26,243

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	September 30, 2019	September 30, 2018
ASSETS:

Current assets:
Cash and cash equivalents	$188,495	$352,921
Accounts receivable, net	146,113	75,886
Inventories, net	145,278	71,926
Other current assets	28,670	22,048
Total current assets	508,556	522,781

Property, plant and equipment, net	276,818	111,403
Other long-term assets	1,476,392	146,789
Total assets	$2,261,766	$780,973

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$54,529	$18,171
Current portion of long-term debt	13,313	—
Accrued expenses, income taxes payable and other current liabilities	103,618	82,983
Total current liabilities	171,460	101,154

Long-term debt, net of current portion	928,463	—
Other long-term liabilities	181,466	13,127
Total liabilities	1,281,389	114,281

Stockholders' equity	980,377	666,692
Total liabilities and stockholders' equity	$2,261,766	$780,973

CABOT MICROELECTRONICS CORPORATION
Reconciliation of GAAP Net income to Non-GAAP Adjusted EBITDA
(Unaudited and amounts in thousands, except per share and percentage amounts)

	Three Months Ended		Twelve Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss)	$(20,243)	$48,218	$39,215	$110,043
Interest expense	12,703	102	45,681	2,905
Interest income	(342)	(1,161)	(2,346)	(4,409)
Income taxes (benefit)	(10,899)	(3,195)	23,891	51,668
Depreciation & amortization	28,116	6,349	98,592	25,876
EBITDA*	$9,335	$50,313	$205,033	$186,083
Acquisition and integration-related expenses	1,601	3,861	34,709	3,861
Charge for fair value write-up of acquired inventory sold	—	—	14,869	—
Costs related to KMG-Bernuth fire	5,455	—	9,905	—
Costs related to restructuring of wood treatment business	1,530	—	1,530	—
Charges related to asset impairment of wood treatment business	67,372	—	67,372	—
Adjusted EBITDA**	$85,293	$54,174	$333,418	$189,944
Adjusted EBITDA margin	30.6%	34.6%	32.1%	32.2%
* EBITDA represents earnings before interest, taxes, depreciation and amortization.
** Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance.

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following Unaudited Pro Forma Condensed Combined Financial Information is presented to illustrate the estimated effects of the company’s acquisition of KMG (the “Acquisition”), which was consummated on November 15, 2018 (the “Acquisition Date”), based on the historical results of operations of Cabot Microelectronics and KMG. The following Unaudited Pro Forma Condensed Combined Statements of Income for the three and twelve months ended September 30, 2019 and September 30, 2018 are based on the historical financial statements of Cabot Microelectronics and KMG after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Statements of Income.Unaudited Pro Forma Condensed Combined Financial Information is presented to illustrate the estimated effects of the company’s acquisition of KMG (the “Acquisition”), which was consummated on November 15, 2018 (the “Acquisition Date”), based on the historical results of operations of Cabot Microelectronics and KMG. See Note 1, Background and Basis of Presentation, and Note 4, Business Combination, to the consolidated financial statements for additional information on the Acquisition. The following Unaudited Pro Forma Condensed Combined Statements of Income for the three and nine months ended June 30, 2019 and 2018 are based on the historical financial statements of Cabot Microelectronics and KMG after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Statements of Income.

The historical Cabot Microelectronics Consolidated Statements of Income for the three and twelve months ended September 30, 2019 and September 30, 2018 were derived from the consolidated financial statements included elsewhere in this release. The historical KMG Consolidated Statements of Income for the twelve months ended September 30, 2019, as well as the historical KMG Consolidated Statements of Income for the three and twelve months ended September 30, 2018 includes information derived from KMG’s books and records. Prior to the Acquisition, KMG was on a July 31st fiscal year end reporting cycle. These pro forma financials include actual KMG’s pre-acquisition results with the months aligned to Cabot Microelectronics’ fiscal periods, and therefore, they do not align with consolidated financial statements included in KMG’s Quarterly or Annual Reports on Form 10-Q or 10-K.
The Unaudited Pro Forma Condensed Combined Statements of Income are presented as if the Acquisition had been consummated on October 1, 2017, the first business day of our 2018 fiscal year, and combine the historical results of Cabot Microelectronics and KMG, which is consistent with internal management reporting, after primarily giving effect to the following assumptions and adjustments:
• Application of the acquisition method of accounting;
• Elimination of transaction costs incurred in connection with the Acquisition;
• Adjustments to reflect the new financing arrangements entered into and legacy financing arrangements retired in connection with the Acquisition;
• The exchange of 0.2000 share(s) of Cabot Microelectronics common stock for each share of KMG common stock; and
• Conformance of accounting policies.
The Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Acquisition Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. This allocation was initially completed as of November 15, 2018.  The allocation may be adjusted for up to one-year post closing.
The Unaudited Pro Forma Condensed Combined financial information has been prepared on the basis of SEC Regulation S-X Article 11 and is not necessarily indicative of the results of operations that would have been realized had the transactions been completed as of the dates indicated, nor are they meant to be indicative of our anticipated combined future results. In addition, the accompanying Unaudited Pro Forma Condensed Combined Statements of Income do not reflect any additional anticipated synergies, operating efficiencies, cost savings, or any integration costs that may result from the Acquisition.
The historical consolidated financial information has been adjusted in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) are expected to have a continuing impact on the results of operations of the combined company. As a result, under SEC Regulation S-X Article 11, certain non-recurring expenses such as deal costs and compensation expenses related to severance or accelerated stock compensation and certain non-cash costs related to the fair value step-up of inventory are eliminated from pro forma results in the periods presented. Certain recurring historical KMG expenses related to depreciation, amortization, financing costs and costs of sales have been adjusted as if the Acquisition had occurred on October 1, 2017.
The Unaudited Pro Forma Condensed Combined Financial Information, including the related notes included herein, should be read in conjunction with Cabot Microelectronics’ Current Report on Form 8-K/A filed on January 30, 2019, as well as our consolidated financial statements included in this release and the historical consolidated financial statements and related notes of Cabot Microelectronics and KMG, which are available to the public at the SEC’s website at www.sec.gov.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three and Twelve Months Ended September 30, 2019 and September 30, 2018
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Revenue	$278,645	$278,869	$1,099,674	$1,063,563
Cost of sales	165,757	154,989	623,303	598,049
Gross profit	112,888	123,880	476,371	465,514
Operating expenses:
Research, development and technical	12,698	13,372	51,707	51,950
Selling, general and administrative expenses	55,322	49,560	221,758	204,875
Asset impairment charges	51,186	—	51,186	—
Total operating expenses	119,206	62,932	324,651	256,825
Operating income (loss)	(6,318)	60,948	151,720	208,689
Interest expense	12,844	13,251	53,743	51,804
Interest income	342	1,234	2,397	4,493
Other income (expense), net	(1,158)	(184)	(4,313)	(1,073)
Income (loss) before income taxes	(19,978)	48,747	96,061	160,305
Provision for income taxes (benefit)	(7,885)	(4,200)	26,388	33,925
Net income (loss)	$(12,093)	$52,947	$69,673	$126,380
Basic earnings (loss) per share	$(0.42)	$1.84	$2.40	$4.40
Weighted average basic shares outstanding	29,084	28,757	28,979	28,755
Diluted earnings (loss) per share	$(0.42)	$1.80	$2.36	$4.29
Weighted average diluted shares outstanding	29,084	29,450	29,502	29,480

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended September 30, 2019
(in thousands, except per share data)

	Cabot Microelectronics
	Three Months Ended September 30, 2019	Pro Forma Adjustments (1)	Pro Forma Combined

Revenue	$278,645	$—	$278,645
Cost of sales	165,535	222	165,757
Gross profit	113,110	(222)	112,888
Operating expenses:
Research, development and technical	12,698	—	12,698
Selling, general and administrative expenses	50,663	4,659	55,322
Asset impairment charges	67,372	(16,186)	51,186
Total operating expenses	130,733	(11,527)	119,206
Operating income (loss)	(17,623)	11,305	(6,318)
Interest expense	12,703	141	12,844
Interest income	342		342
Other income (expense), net	(1,158)	—	(1,158)
Income (loss) before income taxes	(31,142)	11,164	(19,978)
Provision for income taxes (benefit)	(10,899)	3,014	(7,885)
Net income (loss)	$(20,243)	$8,150	$(12,093)

Basic earnings (loss) per share	$(0.70)		$(0.42)

Weighted average basic shares outstanding	29,084		29,084

Diluted earnings (loss) per share	$(0.70)		$(0.42)

Weighted average diluted shares outstanding	29,084		29,084
1 Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to amortization or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended September 30, 2019
(in thousands, except per share data)

	Cabot Microelectronics (1)	KMG Chemicals (2)
	Year Ended September 30, 2019	October 1, 2018 to November 14, 2018	Presentation Reclassification (3)	Pro Forma Adjustments (4)	Pro Forma Combined

Revenue	$1,037,696	$61,978	$—	$—	$1,099,674
Cost of sales	595,043	36,534	4,741	(13,015)	623,303
Gross profit	442,653	25,444	(4,741)	13,015	476,371
Operating expenses:
Distribution expenses	—	4,741	(4,741)	—	—
Research, development and technical	51,707	—	—	—	51,707
Selling, general and administrative expenses	213,078	40,504	—	(31,824)	221,758
Amortization of intangibles	—	1,943	—	(1,943)	—
Asset impairment charges	67,372	—	—	(16,186)	51,186
Total operating expenses	332,157	47,188	(4,741)	(49,953)	324,651
Operating income (loss)	110,496	(21,744)	—	62,968	151,720
Interest expense	45,681	8,537	—	(475)	53,743
Interest income	2,346	51	—	—	2,397
Derivative fair value gain	—	567	—	(567)	—
Other income (expense), net	(4,055)	(258)	—	—	(4,313)
Income (loss) before income taxes	63,106	(29,921)	—	62,876	96,061
Provision for income taxes (benefit)	23,891	(3,722)	—	6,219	26,388
Net income (loss)	$39,215	$(26,199)	$—	$56,657	$69,673

Basic earnings per share	$1.37	$—			$2.40

Weighted average basic shares outstanding	28,571	—			28,979

Diluted earnings per share	$1.35	$—			$2.36

Weighted average diluted shares outstanding	29,094	—			29,502
1 Includes heritage Cabot Microelectronics from October 1, 2018 to June 30, 2019 and heritage KMG from November 15, 2018 to June 30, 2019. On November 15, 2018, the Acquisition was completed and actual combined company results are included.
2 Heritage KMG results that occurred prior to the Acquisition on November 15, 2018.
3 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics’ accounting policies.
4 Certain pro forma adjustments related to depreciation, amortization, financing costs and costs of sales have been made for the October 1, 2018 to September 30, 2019 period assuming that the Acquisition occurred on October 1, 2017. Additionally, nonrecurring pro forma adjustments have been made for deal costs, compensation expenses related to severance or accelerated stock compensation, and the fair value step-up of inventory directly attributable throughout the twelve-month period.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended September 30, 2018
(in thousands, except per share data)

	Cabot Microelectronics	KMG Chemicals (1)
	Three Months Ended September 30, 2018	Three Months Ended September 30, 2018	Presentation Reclassification (2)	Pro Forma Adjustments (3)	Pro Forma Combined

Revenue	$156,729	$122,140	$—	$—	$278,869
Cost of sales	72,383	70,335	8,956	3,315	154,989
Gross profit	84,346	51,805	(8,956)	(3,315)	123,880
Operating expenses:
Distribution expenses	—	8,956	(8,956)	—	—
Research, development and technical	13,372	—	—	—	13,372
Selling, general and administrative expenses	26,986	18,740		3,834	49,560
Amortization of intangibles	—	3,854	—	(3,854)	—
Total operating expenses	40,358	31,550	(8,956)	(20)	62,932
Operating income	43,988	20,255	—	(3,295)	60,948
Interest expense	102	4,166	—	8,983	13,251
Interest income	1,161	73	—	—	1,234
Loss on the extinguishment of debt	—	355	—	(355)	—
Derivative fair value gain	—	353	—	(353)	—
Other income (expense), net	(24)	(160)	—	—	(184)
Income before income taxes	45,023	16,000	—	(12,276)	48,747
Provision for income taxes (benefit)	(3,195)	3,662	—	(4,667)	(4,200)
Net income	$48,218	$12,338	$—	$(7,609)	$52,947
Basic earnings per share	$1.89	$0.80			$1.84
Weighted average basic shares outstanding	25,520	15,506			28,757
Diluted earnings per share	$1.84	$0.77			$1.80
Weighted average diluted shares outstanding	26,213	15,992			29,450
1 Shares outstanding for KMG are calculated from the KMG fiscal year FY2018 10K ended July 31, 2018 and the nine month ended April 30, 2018. They are intended for illustrative purposes only and do not impact pro forma EPS calculations at right. Three months ended September 30, 2018 KMG share calculations were not available.
2 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot
Microelectronics’ accounting policies.

3 Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to depreciation, amortization, compensation or financing costs that were included as if the companies were combined as of October 1, 2017.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended September 30, 2018
(in thousands, except per share data)

	Cabot Microelectronics	KMG Chemicals (1)
	Year Ended September 30, 2018	Year Ended September 30, 2018	Presentation Reclassification (2)	Pro Forma Adjustments (3)	Pro Forma Combined

Revenue	$590,123	$473,440	$—	$—	$1,063,563
Cost of sales	276,018	272,517	35,939	13,575	598,049
Gross profit	314,105	200,923	(35,939)	(13,575)	465,514
Operating expenses:
Distribution expenses	—	35,939	(35,939)	—	—
Research, development and technical	51,950	—	—	—	51,950
Selling, general and administrative expenses	102,037	62,563		40,275	204,875
Amortization of intangibles	—	14,690	—	(14,690)	—
Total operating expenses	153,987	113,192	(35,939)	25,585	256,825
Operating income	160,118	87,731	—	(39,160)	208,689
Interest expense	2,905	18,899	—	30,000	51,804
Interest income	4,409	84	—	—	4,493
Loss on the extinguishment of debt	—	6,858	—	(6,858)	—
Derivative fair value gain	—	5,685	—	(5,685)	—
Other income (expense), net	89	(1,162)	—	—	(1,073)
Income before income taxes	161,711	66,581	—	(67,987)	160,305
Provision for income taxes	51,668	57	—	(17,800)	33,925
Net income	$110,043	$66,524	$—	$(50,187)	$126,380
Basic earnings per share	$4.31	$4.52			$4.40
Weighted average basic shares outstanding	25,518	14,708			28,755
Diluted earnings per share	$4.19	$4.40			$4.29
Weighted average diluted shares outstanding	26,243	15,111			29,480
1 Shares outstanding for KMG are calculated from the KMG fiscal year FY2018 10K ended July 31, 2018. They are intended for illustrative purposes only and do not impact pro forma EPS calculations at right. Twelve months ended September 30, 2018 KMG share calculations were not available.
2 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot
Microelectronics’ accounting policies.

3 Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to depreciation, amortization, compensation or financing costs that were included as if the companies were combined as of October 1, 2017

CABOT MICROELECTRONICS CORPORATION
Summary of Pro Forma Adjustments
(in thousands, except per share data)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Year Ended September 30, 2019	Year Ended September 30, 2018
Impact to cost of sales:
Depreciation and amortization, net(a)	$222	$3,315	$1,855	$13,575
Inventory step-up(b)	—	—	(14,870)	—
Impact to cost of sales	$222	$3,315	$(13,015)	$13,575

Impact to operating expense:
Depreciation and amortization step up(a)	6,004	12,183	30,689	48,806
Asset impairment true up(c)	(16,186)	—	(16,186)	—
Compensation expense(d)	(740)	66	(38,099)	263
Deal costs(e)	(605)	(8,415)	(24,414)	(8,794)
Historical KMG amortization in other operating expenses removal(a)	—	(3,854)	(1,943)	(14,690)
Impact to operating expense	$(11,527)	$(20)	$(49,953)	$25,585

Impact to other expense:
Loss on the extinguishment of debt(f)
Derivative fair value gain(f)	—	(355)	—	(6,858)
Impact to other expense	—	353	(567)	5,685
	$—	$(2)	$(567)	$(1,173)
Impact to interest, net:
Interest expense(g)
Impact to interest	141	8,983	(475)	30,000
	$141	$8,983	$(475)	$30,000
Adjustments included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are as follows:

a.Depreciation and amortization expense are adjusted by removing depreciation and amortization associated with legacy KMG assets and assigning a pro forma expense based on the fair value of the assets on the date of the Acquisition. For periods after the date of the Acquisition, there is no pro forma adjustment for Depreciation and actual booked depreciation is reflected on a straight-line basis. Depreciation costs are allocated to costs of sales and selling, general and administrative expenses based on historical KMG allocations. Amortization costs are allocated to costs of sales or selling, general and administrative expense based on the use of the asset, where applicable.
b.Cost of sales is impacted by increased inventory balance caused by the non-cash impact of the step up to fair value of the inventory. The incremental costs of sales driven by the inventory step-up during the period have been removed.

c.During the three months ended September 30, 2019, an impairment charge in the amount of $67.4 million was incurred related to the Wood Treatment business, which was acquired from KMG. While still within the one-year remeasurement period after the Acquisition Date, it was determined that the facts and circumstances that triggered the impairment were not known, or could have been reasonably known, at the time of the transaction. Further, it was determined that the impairment charge was not directly attributable to the transaction and therefore, would not be wholly removed for purposes of pro forma reporting. Since the impairment charge taken for September 2019 reported results was based on the actual Acquisition Date while the pro forma financials are based upon an October 1, 2017 acquisition date, the pro forma adjustment of $16.2 million to reduce the impairment charge to $51.2 million for pro forma results is required. This adjustment reflects the difference between amortization and depreciation expense recognized post-acquisition from the earlier pro forma acquisition date vs. the amortization and depreciation expense recognized in reported results from the actual Acquisition Date. The impairment adjustment is tax effected at 25.3%, which considers the taxing jurisdictions where the impaired assets are held (United States and Mexico) and the period for which the impairment is deemed to have occurred (the three months ended September 30, 2019).
d.Directly attributable and non-recurring compensation expense related to non-recurring retention expenses and stock award vesting directly attributable to the Acquisition are removed for pro forma purposes. For KMG stock awards that were replaced by Cabot stock awards in connection with the Acquisition, the vesting for on-going service expenses are added as a pro forma adjustment.
e.The elimination of non-recurring deal costs incurred in connection with the Acquisition.
f.As a result of the Acquisition, there were non-recurring costs incurred by KMG as a result of retiring old debt. The costs associated with retiring the old debt facility and other financial instruments are removed for pro forma purposes. These instruments were retired as a result of the Acquisition and are not included in the pro forma results, which are presented as if the Acquisition had occurred on October 1, 2017.
g.Changes in interest expense as a result of financing associated with the Acquisition. The adjustments remove legacy KMG interest costs, including unused revolver fees and adds the costs associated with the new financing facilities as if the Acquisition occurred on October 1, 2017. The calculation of interest expense considers the changing LIBOR rate and uses monthly period end averages from October 1, 2017 to September 30, 2019.

We calculated the income tax effect of the pro forma adjustments using a 21.4% and 23.4% tax rate, which represent the weighted average statutory tax rate for the years ended September 30, 2019 and September 30, 2018, respectively.

Additionally, for the 2018 periods presented, we calculated the unaudited pro forma weighted average number of basic shares outstanding by adding the Cabot Microelectronics weighted average number of basic shares outstanding from the share amounts disclosed in the historical Quarterly and Annual reports on Form 10-Q and 10-K to the amount of shares issued in connection with the Acquisition, as if the shares were held for the entire period.

We calculated the unaudited pro forma weighted average number of diluted shares outstanding by adding the number of shares issued in the Acquisition to the amount disclosed in the historical Cabot Microelectronics Quarterly and Annual Reports on Form 10-Q and 10-K.

The basic and diluted EPS calculation takes pro forma net income divided by the applicable number of shares outstanding.

Quarter over quarter and year over year numbers may not always roll forward when comparing to prior period Pro Forma reported results. Variances can be attributed to: changes in purchase price allocation values and useful lives, differences in the allocation between cost of sales and selling, general and administrative expenses, tax rate assumptions and interest rate calculations.

Reconciliation of Pro Forma and Non-GAAP Adjusted Pro Forma Information
The company reports its financial results in accordance with U.S. GAAP.  However, management believes that certain non-GAAP financial measures that reflect the way that management evaluates the business may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis.  We refer to these measures “Adjusted Pro Forma”, which begin with Pro Forma results that are prepared in accordance with SEC Regulation S-X Article 11 and are included above.  These results are then adjusted for the following additional items:
•Removal of amortization of acquisition related intangibles, since management believes that these costs are not indicative of the company’s core operating performance.
•Removal of the difference between reported GAAP interest expense and Article 11 pro forma interest expense, which is prepared as if the acquisition occurred on October 1, 2017. This adjustment is made for periods when Cabot Microelectronics owned KMG for the full reporting period.
•Removal of integration expenses, as they are non-recurring in nature.
•Adjustment for U.S. Tax Reform, which represents a significant non-recurring item affecting comparability among periods.
•Removal of certain costs related to a warehouse fire at KMG-Bernuth.
•Removal of certain costs related to the restructuring of wood treatment business.
•Removal of charges related to asset impairment of wood treatment business.
Reconciliations for these items are provided in the tables below.

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Certain Pro Forma Financial Measures to Certain Non-GAAP Adjusted Pro Forma Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Unaudited Reconciliation of Pro Forma Net Income to Non-GAAP Adjusted Pro Forma Net Income

	Three Months Ended		Twelve Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Pro forma net income (loss)	$(12,093)	$52,947	$69,673	$126,380
Adjustments (net of tax):
Amortization of acquisition related intangibles	17,997	12,137	70,913	48,921
Integration expenses	201	199	1,913	199
Costs related to KMG-Bernuth warehouse fire	4,235	—	7,683	—
Costs related to restructuring of wood treatment business	1,075	—	1,075	—
Charges related to asset impairment of wood treatment business	38,215	—	38,215	—
Interest expense	111	—	—	—
U. S tax reform	36	(14,403)	8,905	5,852
Adjusted pro forma net income	$49,777	$50,880	$198,377	$181,352

Unaudited Reconciliation of Pro Forma Revenue to Non-GAAP Adjusted Pro Forma Gross Profit/ Gross Margin

	Three Months Ended				Twelve Months Ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
Pro forma revenue	$278,645		$278,869		$1,099,674		$1,063,563
Cost of sales	165,757		154,989		623,303		598,049
Gross profit/margin	112,888	40.5%	123,880	44.4%	476,371	43.3%	465,514	43.8%
Adjustments:
Amortization of acquisition related intangibles	3,470	1.2%	3,470	1.3%	13,879	1.3%	13,806	1.3%
Costs related to KMG-Bernuth warehouse fire	5,294	1.9%	—	—%	9,494	0.9%	—	—%
Costs related to restructuring of wood treatment business	1,530	0.6%	—	—%	1,530	0.1%	—	—%
Adjusted pro forma gross profit/gross margin	$123,182	44.2%	$127,350	45.7%	$501,274	45.6%	$479,320	45.1%

Unaudited Reconciliation of Pro Forma Diluted Earnings (Loss) Per Share to Non-GAAP Adjusted Pro Forma Diluted Earnings Per Share

	Three Months Ended		Twelve Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Pro forma diluted earnings (loss) per share	$(0.42)	$1.80	$2.36	$4.29
Adjustments (net of tax):
Amortization of acquisition related intangibles	0.62	0.41	2.40	1.65
Integration expenses	0.01	0.01	0.06	0.01
Costs related to KMG-Bernuth warehouse fire	0.15	—	0.26	—
Costs related to restructuring of wood treatment business	0.04	—	0.04	—
Charges related to asset impairment of wood treatment business	1.31	—	1.30	—
Interest expense	—	—	—	—
U. S tax reform	—	(0.49)	0.30	0.20
Adjustment to weighted average diluted shares outstanding*	(0.03)	—	—	—
Adjusted pro forma diluted earnings per share	$1.68	$1.73	$6.72	$6.15
*This line represents the effect of anti-dilution vs. dilution of potentially dilutive securities (exercise of stock options and vesting of restricted stock units), accounting for the net loss for pro forma results vs. the net gain for adjusted pro forma results.

Unaudited Reconciliation of Pro Forma Revenue to Non-GAAP Adjusted Pro Forma EBITDA/ EBITDA Margin

	Three Months Ended				Twelve Months Ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
Pro forma net income (loss)	$(12,093)		$52,947		$69,673		$126,380
Interest expense	12,844		13,251		53,743		51,804
Interest income	(342)		(1,234)		(2,397)		(4,493)
Depreciation and amortization	34,342		25,678		132,942		103,191
Provision for income taxes (benefit)	(7,885)		(4,200)		26,388		33,925
Pro forma EBITDA **/ EBITDA margin	26,866	9.6%	86,442	31.0%	280,349	25.5%	310,807	29.2%
Adjustments (pre-tax):
Integration expenses	256	0.1%	260	0.1%	2,465	0.2%	260	—%
Costs related to KMG-Bernuth warehouse fire	5,455	2.0%	—	—%	9,905	0.9%	—	—%
Costs related to restructuring of wood treatment business	1,530	0.5%	—	—%	1,530	0.1%	—	—%
Charges related to asset impairment of wood treatment business	51,186	18.4%	—	—%	51,186	4.7%	—	—%
Adjusted pro forma EBITDA ***/ EBITDA margin	$85,293	30.6%	$86,702	31.1%	$345,435	31.4%	$311,067	29.2%

** Pro forma EBITDA represents pro forma earnings before interest, taxes, depreciation and amortization.
*** Adjusted pro forma EBITDA is calculated by excluding items from pro forma EBITDA that are believed to be infrequent or not indicative.